================================================================================


                      GLOBAL CROSSING NORTH AMERICA, INC.,

                                    as Issuer

                          -----------------------------


                  [NAME OF NEW GLOBAL CROSSING HOLDING COMPANY]

                                       and

                    THE OTHER GUARANTORS REFERRED TO HEREIN,

                                  as Guarantors

                         ------------------------------

                        11% SENIOR SECURED NOTES DUE 2006

                         ------------------------------

                                    INDENTURE

                          Dated as of __________, 2003

                         ------------------------------


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as Trustee

                         ------------------------------

                                  $200,000,000

                         ------------------------------


================================================================================

                                Table of Contents

     This Table of Contents does not for any purpose constitute a part of this Indenture, and is inserted for convenience of reference only.

                                                                                Page
ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE .........................   6
   SECTION 1.01. Definitions ..................................................   6
   SECTION 1.02. Other Definitions ............................................  24
   SECTION 1.03. Trust Indenture Act Definitions. .............................  24
   SECTION 1.04. Rules of Construction ........................................  25
ARTICLE II  THE NOTES .........................................................  25
   SECTION 2.01. Form and Dating ..............................................  25
   SECTION 2.02. Execution, Authentication and Denominations ..................  26
   SECTION 2.03. Registrar and Paying Agent ...................................  27
   SECTION 2.04. Paying Agent to Hold Money in Trust. .........................  27
   SECTION 2.05. Transfer and Exchange ........................................  28
   SECTION 2.06. Replacement Notes ............................................  30
   SECTION 2.07. Outstanding Notes. ...........................................  31
   SECTION 2.08. Temporary Notes ..............................................  32
   SECTION 2.09. Cancellation .................................................  32
   SECTION 2.10. CUSIP Numbers ................................................  32
   SECTION 2.11. Defaulted Interest. ..........................................  32
   SECTION 2.12. Noteholder Lists. ............................................  33
   SECTION 2.13. Communication By Holders with Other Holders ..................  33
ARTICLE III  REDEMPTION AND PREPAYMENT ........................................  33
   SECTION 3.01. Notices to Trustee ...........................................  33
   SECTION 3.02. Selection of Notes to Be Redeemed. ...........................  33
   SECTION 3.03. Notice of Redemption. ........................................  33
   SECTION 3.04. Effect of Notice of Redemption. ..............................  34
   SECTION 3.05. Deposit of Redemption Price. .................................  34
   SECTION 3.06. Notes Redeemed in Part. ......................................  35
   SECTION 3.07. Optional Redemption. .........................................  35
   SECTION 3.08. Payment of Additional Amounts ................................  35
   SECTION 3.09. Offer to Purchase by Application of Excess Proceeds. .........  38
ARTICLE IV  COVENANTS .........................................................  39
   SECTION 4.01. Payment of Notes. ............................................  39
   SECTION 4.02. Maintenance of Office or Agency. .............................  40
   SECTION 4.03. Reports ......................................................  40
   SECTION 4.04. Compliance Certificate, Etc. .................................  41
   SECTION 4.05. Taxes. .......................................................  41
   SECTION 4.06. Stay, Extension and Usury Laws ...............................  42
   SECTION 4.07. Restricted Payments. .........................................  42
   SECTION 4.08. Certain Dividend and Other Payment Restrictions. .............  44
   SECTION 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock ...  46

   SECTION 4.10. Asset Sales .................................................  48
   SECTION 4.11. Transactions with Affiliates. ...............................  50
   SECTION 4.12. Liens. ......................................................  52
   SECTION 4.13. Sale and Leaseback Transactions. ............................  52
   SECTION 4.14. Offer to Repurchase Upon Change of Control ..................  52
   SECTION 4.15. Guarantee Supplements .......................................  53
   SECTION 4.16. Payments for Consent ........................................  53
   SECTION 4.17  Designation of Restricted and Unrestricted Subsidiaries. ....  53
ARTICLE V  CONSOLIDATION, MERGER AND SALE OF ASSETS ..........................  54
   SECTION 5.01. Merger, Consolidation, or Sale of Assets ....................  54
   SECTION 5.02. Successor Entity Substituted. ...............................  54
ARTICLE VI  SECURITY DOCUMENTS ...............................................  55
   SECTION 6.01. Collateral and Security Documents ...........................  55
   SECTION 6.02. Maintenance of Security Interests. ..........................  56
   SECTION 6.03. Subordination to Working Capital Facility. ..................  58
   SECTION 6.04. Release of Liens. ...........................................  58
ARTICLE VII  DEFAULT AND REMEDIES ............................................  59
   SECTION 7.01. Events of Default ...........................................  59
   SECTION 7.02. Acceleration ................................................  60
   SECTION 7.03. Other Remedies. .............................................  61
   SECTION 7.04. Waiver of Past Defaults .....................................  61
   SECTION 7.05. Control by Majority .........................................  61
   SECTION 7.06. Limitation on Suits. ........................................  61
   SECTION 7.07. Rights of Holders of Notes to Receive Payment ...............  62
   SECTION 7.08. Collection Suit by Trustee ..................................  62
   SECTION 7.09. Trustee May Files Proofs of Claim. ..........................  62
   SECTION 7.10. Priorities. .................................................  63
   SECTION 7.11. Undertaking for Costs. ......................................  63
ARTICLE VIII  TRUSTEE ........................................................  63
   SECTION 8.01. General. ....................................................  63
   SECTION 8.02. Certain Rights of Trustee; Reliance on Certificate. .........  64
   SECTION 8.03. May Hold Notes. .............................................  65
   SECTION 8.04. Trustee's Disclaimer ........................................  65
   SECTION 8.05. Notice of Default ...........................................  65
   SECTION 8.06. Reports by Trustee to Holders ...............................  65
   SECTION 8.07. Compensation and Indemnity ..................................  65
   SECTION 8.08. Replacement of Trustee ......................................  66
   SECTION 8.09. Successor Trustee by Merger, Etc ............................  67
   SECTION 8.10. Eligibility; Disqualification ...............................  67
   SECTION 8.11. Money Held in Trust. ........................................  67
   SECTION 8.12. Withholding Taxes. ..........................................  68
   SECTION 8.13. Preferential Collection of Claims Against the Issuer. .......  68
ARTICLE IX  LEGAL DEFEASANCE AND COVENANT DEFEASANCE .........................  68
   SECTION 9.01  Option to Effect Legal Defeasance or Covenant Defeasance. ...  68

   SECTION 9.02   Legal Defeasance and Discharge. ..............................  68
   SECTION 9.03   Covenant Defeasance. .........................................  69
   SECTION 9.04   Conditions to Legal or Covenant Defeasance. ..................  69
   SECTION 9.05   Deposited Money and Government Securities to be Held in Trust;
                  Other Miscellaneous Provisions ...............................  71
   SECTION 9.06   Repayment to Company. ........................................  71
   SECTION 9.07   Reinstatement. ...............................................  72
   ARTICLE X  AMENDMENTS, SUPPLEMENTS AND WAIVERS ..............................  72
   SECTION 10.01. Without Consent of Holders ...................................  72
   SECTION 10.02. Consent of Holders ...........................................  73
   SECTION 10.03. Revocation and Effect of Consent .............................  74
   SECTION 10.04. Notation on or Exchange of Notes. ............................  74
   SECTION 10.05. Trustee to Sign Amendments, Etc ..............................  74
   SECTION 10.06. Conformity with Trust Indenture Act ..........................  75
   SECTION 10.07. Amendments to Security Documents .............................  75
   ARTICLE XI     NOTE GUARANTEE ...............................................  75
   SECTION 11.01. Note Guarantee ...............................................  75
   SECTION 11.02. Limitation on Guarantor Liability. ...........................  76
   SECTION 11.03. Rights of Contribution .......................................  77
   ARTICLE XII    SATISFACTION AND DISCHARGE ...................................  78
   SECTION 12.01  Satisfaction and Discharge. ..................................  78
   SECTION 12.02  Application of Trust Money ...................................  79
   ARTICLE XIII MISCELLANEOUS ..................................................  79
   SECTION 13.01. Trust Indenture Act of 1939. .................................  79
   SECTION 13.02. Notices ......................................................  79
   SECTION 13.03. Certificate and Opinion as to Conditions Precedent. ..........  80
   SECTION 13.04. Statements Required in Certificate or Opinion. ...............  80
   SECTION 13.05. Rules by Trustee, Paying Agent or Registrar. .................  81
   SECTION 13.06. Payment Date Other Than a Business Day. ......................  81
   SECTION 13.07. Governing Law ................................................  81
   SECTION 13.08. No Adverse Interpretation of Other Agreements. ...............  81
   SECTION 13.09. No Recourse Against Others. ..................................  81
   SECTION 13.10. Successors. ..................................................  82
   SECTION 13.11. Duplicate Originals ..........................................  82
   SECTION 13.12. Severability .................................................  82
   SECTION 13.13. Qualification of Indenture. ..................................  82
   SECTION 13.14. Table of Contents, Headings, Etc .............................  82
   SECTION 13.15. Consent to Jurisdiction. .....................................  82
   SECTION 13.16. Judgment Currency. ...........................................  83

   EXHIBIT A      Form of Note
   EXHIBIT B      Form of Guarantee Supplement
   EXHIBIT C      Form of Intercreditor Agreement

     Cross-reference sheet showing the location in this Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.

TIA                                                         Indenture Section
---                                                         -----------------

Section 310 (a)(1) ........................................ 8.10
            (a)(2) ........................................ 8.10
            (a)(3) ........................................ Not Applicable
            (a)(4) ........................................ Not Applicable
            (a)(5) ........................................ Not Applicable
             (b) .......................................... 8.10
             (c) .......................................... Not Applicable

Section 311  (a) .......................................... 8.13
             (b) .......................................... 8.13
             (c) .......................................... Not Applicable

Section 312  (a) .......................................... 2.12
             (b) .......................................... 2.13
             (c) .......................................... 2.13

Section 313  (a) .......................................... 8.06
             (b) .......................................... 8.06
             (c) .......................................... 8.05
             (d) .......................................... 8.06

Section 314  (a) .......................................... 4.03, 4.04
             (b) .......................................... 6.02
             (c) .......................................... 12.03
             (d) .......................................... 6.04(c)
             (e) .......................................... 12.04
             (f) .......................................... Not Applicable

Section 315 (a)(1) ........................................ 8.07(b)
            (a)(2) ........................................ 8.02(a)(i), 8.07(b)
             (b) .......................................... 8.05, 8.07(b)
             (c) .......................................... 8.01, 8.07(b)
             (d) .......................................... 8.07(b)
             (e) .......................................... 7.10

Section 316  (a) .......................................... 7.05
             (b) .......................................... 7.07
             (c) .......................................... Not Applicable

Section 317 (a)(1) ........................................ 7.08
            (a)(2) ........................................ 7.09
             (b) .......................................... 2.04

Section 318  (a) .......................................... 12.01

                  INDENTURE, dated as of ___________, 2003, by and between GLOBAL CROSSING NORTH AMERICA, INC., a corporation duly organized and validly existing under the laws of the State of New York (the "Issuer"), [NAME OF NEW GLOBAL CROSSING HOLDING COMPANY], a company organized under the laws of Bermuda (the "Company"), and the other entities identified on the signature pages hereto under the caption "GUARANTORS" (the Company together with such other entities, and any entity that shall become a Guarantor hereunder pursuant to Section 4.15 hereof, being herein called the "Guarantors" and, together with the Issuer, the "Debtor Parties") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, on January 28, 2002, Global Crossing Holdings Ltd., a company organized under the laws of Bermuda ("GX Holdings"), the Issuer, and certain of their subsidiaries and affiliates (collectively, the "U.S. Debtors") filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") initiating cases under chapter 11 of title 11 of the United States Code ss.ss. 101-1330, as amended (the "Bankruptcy Code") and continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, on January 28, 2002, GX Holdings and certain of the subsidiaries and affiliates of GX Holdings organized under the laws of Bermuda (collectively, the "Bermuda Debtors" and, together with the U.S. Debtors, the "Debtors") petitioned the Supreme Court of Bermuda (the "Bermuda Court") for the appointment of Joint Provisional Liquidators, and by an order dated January 28, 2002 (the "Bermuda Orders"), the Joint Provisional Liquidators were appointed by the Bermuda Court in respect of each Bermuda Debtor;

                  WHEREAS, the U.S. Debtors have proposed a plan of reorganization with the Bankruptcy Court (the "Plan"), which has been confirmed by an order of the Bankruptcy Court, and the Bermuda Debtors have proposed certain schemes of arrangement (the "Schemes of Arrangement") with the Bermuda Court which have been sanctioned by an order of the Bermuda Court by an order dated ___________;

                  WHEREAS, pursuant to the Plan and the Schemes of Arrangement, the Issuer is to enter into this Indenture and issue $200,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2006 (the "Notes") to certain holders of claims against the Debtors;

                  WHEREAS, pursuant to the Plan and the Schemes of Arrangement, the Debtors have formed the Company as a new direct or indirect holding company of all of the shares of stock and other equity interests issued by the Debtors and their subsidiaries and affiliates, with the intent that the Company enter into this Indenture and cause each of the Material Subsidiaries of the Company (as hereinafter defined) to guarantee the obligations of the Issuer hereunder and under and in respect of the Notes;

                  WHEREAS, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, the Notes from time to time outstanding hereunder and the performance and observance by the Issuer and the Guarantors of all the agreements, covenants and provisions contained herein (including, without limitation, the Trustee's rights to indemnification hereunder), in the Notes and in the Security Documents (as hereinafter defined), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained and of the acceptance of the Notes by the holders thereof, each Debtor Party hereby confirms that it has, or has caused to be, granted, conveyed, mortgaged, sold, assigned, transferred, pledged, deposited and confirmed, and does hereby grant, convey, mortgage, sell, assign, transfer, pledge, deposit and confirm, unto the Trustee, its successors and assigns, for the security and benefit of the holders from time to time of the Notes and the Trustee, a security interest in and Lien (as hereinafter defined) on all Collateral (as hereinafter defined), whether now existing or hereafter subjected to the Lien of this Indenture by any instrument supplemental hereto;

                  WHEREAS, as part of the confirmation of the Plan under section 1129 of the Bankruptcy Code, the Debtor Parties each received a discharge, pursuant to section 1141 of the Bankruptcy Code, of _________________.

                  NOW, THEREFORE, IT IS HEREBY COVENANTED AND AGREED, for and in consideration of the foregoing premises, for the ratable benefit of all holders, as follows:

              ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.     Definitions.

                  "Acquired Debt" means, with respect to any specified Person,
(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "AGC" means, Asia Global Crossing Ltd.

                  "Agent" means any Registrar, Paying Agent, authenticating agent or co-registrar.

                  "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Sale" means (A) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) by the Company or any of its Subsidiaries and (B) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries, in the case of any of the preceding clauses (A) or (B), whether in a single transaction or a series of related transactions (x) that have a fair market value in excess of $50.0 million or (y) for consideration having a fair market value in excess of $50.0 million. Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

                  (a) (i) sales of inventory in the ordinary course of business and (ii) any sale, lease, transfer, conveyance or other disposition of capacity on any cable or fiber system owned, controlled or operated by the Company or any Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Subsidiary, in each case in the ordinary course of business, for use in a Permitted Business, provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets or rights of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections 4.14 and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof;

                  (b) a transfer of assets by the Company to any of its Subsidiaries or by any of its Subsidiaries to the Company or to a Subsidiary of the Company;

                  (c) an issuance of Equity Interests to the Company or a Subsidiary of the Company by a Subsidiary of the Company;

                  (d) a Restricted Payment that is permitted by Section 4.07 hereof;

                  (e) the sale or other disposition of cash or Cash Equivalents; and

                  (f) a disposition of obsolete or worn-out equipment or equipment that is no longer useful in the conduct of a Permitted Business and that is disposed of in the ordinary course of business.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Bankruptcy Code" has the meaning provided in the recitals hereto.

                  "Bankruptcy Court" has the meaning provided in the recitals hereto.

                  "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law or any similar provisions of Bermuda law or any relevant law outside the United States and Bermuda, for the relief of debtors.

                  "Beneficial Owner" means a "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

                  "Beneficially Own" means "beneficially own" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, and "Beneficial Ownership" has a meaning correlative thereto.

                  "Board of Directors" means, in the case of any Debtor Party, the board of directors or other governing body of such Debtor Party.

                  "Board Resolution" means, in the case of any Debtor Party, a copy of a resolution, certified by the appropriate officer of such Debtor Party to have been duly adopted by the Board of Directors of such Debtor Party and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

                  "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in the preceding clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in the preceding clause (c), (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and
(f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the types and maturities described in the preceding clauses (a) through (d).

                  "Change of Control" means the occurrence of any of the following: (a) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, (b) during a period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (c) the Company consolidates or merges with or into any other Person, other than pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (d) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any person other than a Restricted Subsidiary of the Company or a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary for use in its business, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes of this clause (d).

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means, collectively, (a) all buildings, plants, network facilities, structures, improvements and equipment of the Debtor Parties and all other property of the Debtor Parties, (b) all the issued and outstanding Equity Interests held by the Debtor Parties in any Subsidiaries of the Debtor Parties, (c) all cash held by the Trustee pursuant to this Indenture or the Security Documents, (d) all other property of the Debtor Parties enumerated under the Security Documents and (e) all proceeds of any of the foregoing.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, the body performing such duties at such time.

                  "Company" means the party named as such in this Indenture until a Successor Entity replaces it pursuant to Article V hereof, and thereafter means such Successor Entity.

                  "Consolidated Capital Ratio" means, with respect to the Company or any of its Restricted Subsidiaries, as of the date of any incurrence of Indebtedness or issuance of Disqualified Stock, the ratio of (i) the aggregate consolidated principal amount of Indebtedness outstanding and the liquidation preference of Disqualified Stock as of the most recent quarterly or annual balance sheet date, after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and any other Indebtedness incurred and Disqualified Stock issued since such balance sheet date, and the receipt and application of the proceeds therefrom to (ii) Consolidated Net Worth as of such balance sheet date after giving pro forma effect to the issuance of Equity Interests (other than Disqualified Stock) issued since the balance sheet date and the receipt and application of the proceeds therefrom.

                  "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, to the extent that any of the following items were deducted or added (without duplication) in computing such Consolidated Net Income, (a) an amount equal to any extraordinary loss plus any net loss realized in connection with any Asset Sale, plus (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, plus (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale charged to cost of sales), but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period, plus (e) any change in Deferred Revenue, in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of such Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all (excluding all agreements, evidencing Indebtedness incurred in accordance with clause (g) of Section 4.09 hereof, to which this provision shall not apply), judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

                  "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its consolidated Restricted Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) amortization of debt issuance costs and original issue discount, (ii) non-cash interest payments (other than interest payments payable solely in Equity Interests other than Disqualified Stock), (iii) the interest component of any deferred payment obligations, (iv) the interest component of all payments associated with Capital Lease Obligations, (v) imputed interest with respect to Attributable Debt, (vi) commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings and (vii) net payments (if any) pursuant to Hedging Obligations.

                  "Consolidated Leverage Ratio" of any specified Person, as of the date of any Incurrence of Indebtedness or issuance of Disqualified Stock means, with respect to such Person and its Restricted Subsidiaries, the ratio of
(a) the aggregate consolidated principal amount of Indebtedness outstanding and the liquidation preference of Disqualified Stock as of the most recent quarterly or annual balance sheet date, after giving pro forma effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and any other Indebtedness Incurred and Disqualified Stock issued since such balance sheet date, and the receipt and application of the proceeds therefrom to (b) Consolidated Cash Flow for the four full fiscal quarters ending on or prior to the date of Incurrence of such Indebtedness or issuance of such Disqualified Stock for which consolidated financial statements are available.

                  For purposes of this definition, the aggregate consolidated principal amount of Indebtedness of such Person and the liquidation preference of Disqualified Stock for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and Disqualified Stock giving rise to the need to perform such calculation had been Incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or Disqualified Stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Consolidated Leverage Ratio shall be calculated on a pro forma basis, after giving effect to (i) the Incurrence of the Indebtedness of such Person and the issuance of the Disqualified Stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any Incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness or Disqualified Stock, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such Incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period), and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such acquisition or disposition (including the Incurrence, assumption or liability for, or repayment of, any such Indebtedness and the issuance of such Disqualified Stock and also including any Consolidated Cash Flow associated with such acquisition) and occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition the Company reasonably anticipates in good faith if the Company delivers to the Trustee an officer's certificate executed by the chief financial or accounting officer of the Company certifying to and describing and quantifying in reasonable detail such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated

Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding
(a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus, to the extent that any of the following items were deducted in computing such Consolidated Net Income, (i) non-recurring non-cash charges (other than charges arising from write-downs of assets) and (ii) non-cash compensation charges arising from stock options or other similar employee benefit compensation plans provided that (a) the Net Income (but not loss) of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person or a Wholly Owned Restricted Subsidiary thereof by such Restricted Subsidiary, (b) for purposes of clause (c) of Section 4.07 hereof, the Net Income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, (c) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) the equity of the Company or any Restricted Subsidiary in the net income of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (but not in excess of the amount of the net income of such Unrestricted Subsidiary for such period) and (e) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to the Company as of any date, the sum of (i) the consolidated equity of the common shareholders of the Company and, without duplication, its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on the Company's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by the Company or a consolidated Restricted Subsidiary of the Company, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Continuing Directors" means individuals who on the Issue Date constituted the Board of Directors of the Company, together with any new directors whose (i) election by such Board of Directors or whose nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (ii) were designated by any one of the Permitted Holders or any combination thereof or were nominated or elected by any such Permitted Holder(s) or any of their designees.

                  "Corporate Trust Office" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Debtor Parties.

                  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

                  "Debt Securities" means any bonds, notes, debentures or other similar instruments (excluding, in any event, (i) any Capital Lease Obligations and (ii) any notes, bankers' acceptances or other instruments evidencing commercial loans or equipment financing made by, and bills of exchange drawn on, banks, other financial lending institutions or equipment vendors) issued by the Company or by any Restricted Subsidiary (including by means of any Guarantee of the Company or of any Restricted Subsidiary of securities of another Person), whether in a public offering or private placement; provided, however, that in no event shall "Debt Securities" mean Indebtedness in the form of a bank credit facility.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Deferred Revenue" means amounts appearing as a liability on the financial statements of the Company as prepared in accordance with GAAP classified as deferred revenue to the extent of cash received in connection therewith.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article II hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.02(e) hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" means or include such successor.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event (other than an option call for redemption by the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control and asset sale provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in Sections 4.14 and 4.10 hereof, respectively, and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase or redemption of such Notes as are required to be repurchased or redeemed pursuant to Sections 4.14 and 4.10 hereof, respectively.

                  "Euroclear" means JPMorgan Chase Bank, Brussels office, as operator of The Euroclear System.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means an offering for cash by the Issuer or the Company of its common stock, or options, warrants or rights to acquire such common stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date hereof, until such amounts are repaid.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                  "GCUK" means Global Crossing Intermediate UK Holdings Ltd.
(UK), a company organized under the laws of the England and Wales.

                  "Global Marine" means Global Marine Systems Limited, a company organized under the laws of the England and Wales.

                  "Global Note" means any Note issued hereunder in registered global form in the name of the Depositary or its nominee.

                  "Global Note Legend" has the meaning provided in Section 2.05(d) hereof.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantee Supplement" means a Supplement to this Indenture, substantially in the form of Exhibit B hereto, executed after the date hereof by any Subsidiary of the Company.

                  "Guaranteed Obligations" means the obligation of the Issuer to make the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption, by required repurchase or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes.

                  "Guarantors" means each party named as such on the signature pages to this Indenture, and each party that shall become a Guarantor hereunder after the date hereof pursuant to Section 4.15 hereof.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

                  "Holder" means a Person in whose name a Note is registered.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for, provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (taking into account such Hedging Obligation's mark-to-market value), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Intercreditor Agreement" means an Intercreditor Agreement, substantially in the form of Exhibit C hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Interest Payment Date" means each semi-annual interest payment date which shall fall on __________ and __________ of each year, and the date of the Stated Maturity of the Notes, subject in each case to Section 13.06 hereof. Interest on the Notes will accrue on the principal amount of the Notes from the Issue Date.

                  "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

                  "Issue Date" means __________, the date on which the Notes were issued.

                  "Issuer" means the party named as such in the first paragraph of this Indenture.

                  "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by an officer of the Issuer with actual authority to bind the Issuer on such matters, and delivered to the Trustee.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Management Advances" means loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) in the ordinary course of business not exceeding $50.0 million in the aggregate at any time outstanding.

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions made pursuant to sale and leaseback transactions) or
(ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "New Preferred Shares" means the Company's ___% preferred shares __________.


                  "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any Restricted Subsidiary (i) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise) and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Note Guarantee" means the Guarantee of the Notes provided in
Article XI hereof.

                  "Note Register" has the meaning provided in Section 2.03 hereof.

                  "Notes" has the meaning provided in the preamble to this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Debtor Party, the Chairman of the Board, President, the Chief Executive Officer, the Chief Financial Officer, any Senior Vice President, any Vice President or the Secretary of the Debtor Party or any other person who has actual authority to bind such Debtor Party thereto on such matters.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company which complies with the requirements hereof, each of which shall include the statements provided for in Section 13.04 hereof.

                  "Opinion of Counsel" means a written opinion signed by legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to the Company or the Trustee, and which Opinion of Counsel shall include the statements provided for in Section 13.04 hereof.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under this Indenture or the Notes or from the execution, delivery or enforcement of, or otherwise with respect to, this Indenture or the Notes.

                  "PCL" means Pacific Crossing Ltd.

                  "Permitted Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company or any of its Subsidiaries on the date of this Indenture.

                  "Permitted Holder" means __________ and their respective Subsidiaries and Affiliates.

                  "Permitted Investments" means (a) any Investment in the Company or in Restricted Subsidiaries of the Company that are engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(e) any acquisition of property solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) after the Issue Date that are at the time outstanding) not to exceed $75.0 million; and
(g) any investment by the Company or a Restricted Subsidiary in any Person engaged in a Permitted Business with the Company or such Restricted Subsidiary, provided that such investment is necessary or integral to the Company's or such Restricted Subsidiary's Permitted Business and provided, further that any such investment is the minimum amount reasonably necessary for such Permitted Business and to comply with local law.

                  "Permitted Liens" means (a) Liens to secure Indebtedness permitted to be Incurred under this Indenture and the Security Documents; (b) Liens to secure Obligations on the Notes and the Note Guarantees under this Indenture and the Security Documents; (c) Liens in favor of the Issuer, the Company or any Restricted Subsidiary; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (f) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations; (g) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (h) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (i) Liens arising out of judgments or awards against or other court proceedings concerning the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (j) Liens securing Indebtedness referred to in clause (e) of the second paragraph of Section 4.09 hereof, provided that the aggregate amount of Indebtedness entitled to the benefits of such Liens (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness) shall not to exceed $_________ at any time outstanding; (k) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (l) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (m) Liens existing on the date of the Indenture; (n) Liens incurred in the ordinary course of business (including mechanics liens) of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $50.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credits in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (o) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary; (p) Liens on shares of Unrestricted Subsidiaries; and (p) any interest or title of a lessor in the property subject to any lease other than a capital lease.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes and Note Guarantees on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is Incurred either by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "Preferred Stock," of any Person, means Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of property upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

                  ["Project Subsidiary" means any Subsidiary of the Company formed to develop, own and operate undersea fiber optic telecommunications cable systems.]

                  "Purchase Money Indebtedness" means Indebtedness (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, financing, installation, acquisition, lease, development, design, engineering, financing, testing, start-up, upgrade, completion or improvement of any assets used or useful in a Permitted Business, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

                  "Regular Record Date" for the interest payable (a) on any Interest Payment Date means the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and
(b) on the date of the Stated Maturity of the Notes means the day (whether or not a Business Day) immediately preceding such date.

                  "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Documents" means, collectively, each security agreement, pledge agreement, assignment, mortgage or other similar instrument or documents entered into or delivered pursuant to Article VI hereof, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Senior Collateral" means all of the Collateral other than (a) all Equity Interests in GCUK and Global Marine and their respective Subsidiaries and (b) all property of GCUK and Global Marine and their respective Subsidiaries.

                  "Senior Debt" means:

                  (1) all Indebtedness of the Company or any Guarantor outstanding under [Credit Facilities] and all Hedging Obligations with respect thereto;

                  (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee, and

                  (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates;

                  (3) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby); or

                  (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Successor Entity" means any Person which, as a result of a Person converting into, or merging, consolidating or amalgamating with or into, or selling, transferring or conveying all or substantially all of its property to, or being liquidated into, such Person, succeeds to the interests of such Person.

                  "Taxes" means all taxes, duties, assessments or other governmental charges of whosoever nature, including penalties, interest and any other liabilities related thereto.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbb), as in effect from time to time until this Indenture is qualified under the Trust Indenture Act and, after such qualification, means such Act as in effect on the date of such qualification, except as provided in Section 10.06 hereof, provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture of 1939 as so amended.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a Successor Entity replaces it in accordance with the provisions of Article VIII hereof, and, thereafter, such term means such Successor Entity.

                  "United States Bankruptcy Code" has the meaning provided in the recitals hereto.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted under Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence, effective immediately following such designation, of Indebtedness by such Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. Without limiting the foregoing for the convenience of parties, [Schedule 1] hereto sets forth all Unrestricted Subsidiaries and Restricted Subsidiaries as of the date hereof.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                  "Working Capital Facility" means, a facility entered into by the Issuer or an affiliate of the Issuer, and one or more of the Subsidiaries of the Company as guarantors, with one or more banks or other institutional lenders providing for the making of revolving credit loans to the Issuer, and the issuance of letters of credit for the account of the Issuer, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.


                  SECTION 1.02.     Other Definitions.

                                                                    Defined in
                  Term                                               Section
                  ----                                               -------

                  "Additional Amounts"                                 3.08
                   ------------------
                  "Affiliate Transaction"                              4.11
                   ---------------------
                  "Asset Sale Offer"                                   3.09
                   ----------------
                  "Change of Control Offer"                            4.14
                   -----------------------
                  "Change of Control Payment"                          4.14
                   -------------------------
                  "Change of Control Payment Date"                     4.14
                   ------------------------------
                  "Event of Default"                                   7.01
                   ----------------
                  "Excess Proceeds"                                    4.10
                   ---------------
                  "Offer Amount"                                       3.09
                   ------------
                  "Offer Period"                                       3.09
                   ------------
                  "Paying Agent"                                       2.03
                   ------------
                  "Purchase Date"                                      3.09
                   -------------
                  "Registrar"                                          2.03
                   ---------
                  "Restricted Payments"                                4.07
                   -------------------

                  SECTION 1.03.     Trust Indenture Act Definitions.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Issuer and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.


                  SECTION 1.04.     Rules of Construction.

                  Unless the context otherwise requires:

                            (1) a term has the meaning assigned to it in this Indenture;

                            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                            (3)    "or" is not exclusive;

                            (4) words in the singular include the plural and words in the plural include the singular;

                            (5) provisions apply to successive events and transactions;

                            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                            (7) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above;

                            (8)    "including" means "including without
                                   limitation"; and

                            (9) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                              ARTICLE II THE NOTES

                  SECTION 2.01.     Form and Dating.

                  (a) Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture with the applicable securities legends. The Notes may have notations, legends or endorsements required by law, stock exchange rules or agreements to which the Issuer is subject, if any, or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

                  (b) Manner of Production. The certificates representing the Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.


                  SECTION 2.02.     Execution, Authentication and Denominations.

                  (a) Execution. Two Officers shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. The seal of the Issuer, if any, shall be reproduced on the Notes. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

                  (b) Issuance of Notes. The Trustee or any duly appointed authenticating agent shall authenticate and deliver Notes upon receipt of an Issuer Order and an Officers' Certificate and, if so requested by the Trustee, an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Unless otherwise specified in such Issuer Order, the Notes shall be issued as Global Notes. On the date hereof, the aggregate principal amount of Notes outstanding shall equal $200,000,000, and the aggregate principal amount of Notes outstanding at any time thereafter shall not exceed said amount, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.05, 2.06, 2.07 or 2.08 hereof.

                  (c) Authentication Agents. The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

                  (d) Certificates of Authentication. A Note shall not be valid until the Trustee or any duly appointed authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (e) Global Notes. Unless otherwise specified in an Issuer Order as contemplated by Section 2.02(b) hereof, the Notes shall be issued in the form of Global Notes, and the Depository thereof shall initially be the Depository Trust Company or any successor thereof.

                  (f) Denominations. The Notes shall be issuable only in fully registered form, without coupons, in minimum denominations of $1,000.

                  SECTION 2.03.     Registrar and Paying Agent.

                  (a) Registrar. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Issuer may have one or more co-registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional paying agents.

                  (b) Agents. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture which shall incorporate the terms of the TIA, to the extent required under the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Issuer fails to maintain a Registrar and/or Paying Agent, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Issuer may remove any Agent upon written notice to such Agent and the Trustee, provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Issuer and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

                  (c) Initial Appointments. The Issuer initially appoints the Trustee as Registrar and Paying Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee, on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register.

                  SECTION 2.04.     Paying Agent to Hold Money in Trust.

                  Prior to 3:00 p.m., New York City time, on the Business Day immediately preceding each due date of the principal and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, if any, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

                  The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.04, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest, if any;

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer at the request of the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease, provided that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

                  SECTION 2.05.     Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes in whole (i) if the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) at any time or from time to time following the occurrence of any Default or Event of Default, at the request of any Holder. Upon the occurrence of either of the preceding events in the preceding clause (i), (ii) or (iii), Definitive Notes shall be issued in such names and in such amounts, as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in this Section 2.05 and Sections
2.06 and 2.08 hereof. Every Note authenticated and made available for delivery in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.05 or Section 2.06 or 2.08 hereof, shall be authenticated and, except as provided in the second sentence of this Section 2.05(a), be made available for delivery in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.05(a), provided that beneficial interests in a Global Note may be transferred and exchanged consistent with the provisions hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

                  (c) Transfer and Exchange of Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.05(c), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

                  (d) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (the "Global Note Legend"):

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN

                  ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction.

                  (f) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, provided that the Issuer may require a payment of a sum sufficient to cover transfer tax, assessments, or similar governmental charge payable in connection therewith.

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note that is to be redeemed in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall constitute the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) Neither the Issuer nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the date of any redemption of Notes under Article III hereof and ending at the close of business on the date of such redemption or (B) to register the transfer of or to exchange a Note between a record date and the Interest Payment Date corresponding thereto.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Issuer, the Trustee and any Agent may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Issuer, the Guarantors, the Trustee or any Agent shall be affected by notice to the contrary.

                  SECTION 2.06.     Replacement Notes.

                  (a) Mutilated Notes, Etc. If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser and if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder sufficient in the judgment of the Trustee and the Issuer to protect the Issuer and the Trustee and any agent of the Issuer and the Trustee from any loss which any of the them may suffer if a Note is replaced. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may redeem such Note instead of issuing a new Note in replacement thereof.

                  (b) Replacement Notes. Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture and of the Note Documents.

                  SECTION 2.07.     Outstanding Notes.

                  (a) Outstanding Generally. Notes outstanding at any time shall include all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding. If a Note is replaced pursuant to Section
2.06 hereof, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the Paying Agent separates and holds in trust, on a maturity date, money sufficient to pay Notes on such date, then on and after such date, such Notes cease to be outstanding hereunder and interest thereon shall cease to accrue.

                  (b) Notes Held by Issuer or Affiliates. A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds such Note, or because a Holder holds more than a specified percentage of the Notes, provided that (i) in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor, or any Holder that holds more than 15% of the aggregate outstanding principal amount of the Notes, shall be disregarded and deemed not to be outstanding and (ii) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned, as conclusively evidenced by the Note Register, shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor, or a Holder that holds more than 15% of the aggregate outstanding principal amount of the Notes. On the Issue Date, the Issuer shall furnish the Trustee with an Officers' Certificate certifying the names of all Subsidiaries and all persons known to the Issuer to be Affiliates of the Issuer. The Issuer shall update such information from time to time by



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

further Officers' Certificates delivered promptly, after each request therefor from the Trustee. The Trustee may conclusively rely on the most recent such Officers' Certificate received by it.


                  SECTION 2.08.     Temporary Notes.

                  Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers of the Issuer executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.09.     Cancellation.

                  The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no other Person shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

                  SECTION 2.10.     CUSIP Numbers.

                  The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers, if any, printed on the Notes.

                  SECTION 2.11.     Defaulted Interest.

                  If the Issuer defaults in a payment of interest on the Notes, it shall pay or cause to be paid, or shall deposit or cause to be deposited with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall, at least 15 days before the subsequent special record date, mail to each Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. A "special record date", as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day.

                  SECTION 2.12.     Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.13.     Communication By Holders with Other Holders.

                  Pursuant to Section 312(b) of the TIA, Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and the Paying Agent shall be entitled to the protections of Section 312(c) of the TIA.

                      ARTICLE III REDEMPTION AND PREPAYMENT

                  SECTION 3.01.     Notices to Trustee.

                  If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the redemption date, an Officers' Certificate setting forth (i) the provision of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  SECTION 3.02.     Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall redeem or purchase Notes, or portions thereof, in such amounts as shall be necessary so that such redemption or purchase is applied to the principal amount of the Notes on a pro rata basis. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  SECTION 3.03.     Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense, provided that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  SECTION 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  SECTION 3.05.     Deposit of Redemption Price.

                  Prior to 10 a.m. on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent cash or Cash Equivalents sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any cash or Cash Equivalents deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.


                  SECTION 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  SECTION 3.07.     Optional Redemption.

                  The Issuer may at any time, and from time to time, at its option, redeem the Notes in whole or in part, in a minimum aggregate redemption amount of $_____________, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  SECTION 3.08.     Payment of Additional Amounts.

                  If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) the jurisdiction in which the Issuer is organized, or any political subdivision or governmental authority thereof or therein having the power to tax or (y) any jurisdiction, other than the United States, from or through which payment on any Notes is made by the Issuer or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Issuer under any Notes, the Issuer will pay to each Holder as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such Holder, after such deduction or withholding, shall be not less than the amount specified in such Notes to which such Holder is entitled, provided that the Issuer shall not be required to make any payment of Additional Amounts for or on account of:

                  (a) income or franchise taxes imposed on (or measured by) such Holder's gross receipts or net income by (i) the United States of America, or (ii) by the jurisdiction under the laws of which such recipient is organized, in which its principal office is located, in which its applicable lending office is located, or in which it is otherwise subject to net income or franchise taxes other than as a result of entering into this Indenture or engaging in any of the transactions contemplated by this Indenture;

                  (b) any branch profits taxes imposed by the United States of America;

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

                  (c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Issuer addressed to the Holder (i) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Issuer) or satisfy any information or reporting requirements, which, in the case of the foregoing clause (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge (including completing and delivering the forms described below in this Section 3.08);

                  (d) Any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or (iii) the presentation of a Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

                  (e) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                  (f) Any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on the Notes;

                  (g) Any U.S. federal withholding tax to the extent that the obligation to withhold such tax existed on the date a Holder became a party to this Indenture or, with respect to payments to a New Lending Office (as defined below), the date such Holder designated such New Lending Office with respect to a Note; or

                  (h) Any combination of items (a), (b), (c), (d), (e), (f) and (g) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) the jurisdiction in which the Issuer is organized or any political subdivision or governmental authority thereof or therein having the power to tax,

(y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

                  Each Holder or beneficial owner of a Note that is not a citizen or resident of the United States of America, a corporation (or other entity treated as a corporation for United States federal tax purposes) or partnership created or organized in or under the laws of the United States of America (or any jurisdiction thereof), any estate that is subject to federal income taxation regardless of the source of its income or any trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "Non-U.S. Holder") shall deliver to the Issuer and the Agent two copies of either (i) U.S. Internal Revenue Service Form W-8BEN (claiming exemption from, or a reduction of, U.S. federal withholding tax under an income tax treaty) or (ii) Form W-8ECI (claiming exemption from U.S. federal withholding tax because the income is effectively connected with a U.S. trade or business), or, (iii) in the case of a Non-U.S. Holder claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement in form and substance reasonably acceptable to Issuer representing that such Non-U.S. Holder is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Issuer and is not a "controlled foreign corporation" related to the Issuer (within the meaning of Section 864(d)(4) of the Code) and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Holder claiming (to the extent entitled thereto) complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Issuer under this Indenture, and any other form reasonably requested by the Issuer. Each Holder or beneficial owner of a Note that is a citizen or resident of the United States of America, a corporation (or other entity treated as a corporation for United States federal tax purposes) or partnership created or organized in or under the laws of the United States of America (or any jurisdiction thereof), any estate that is subject to federal income taxation regardless of the source of its income or any trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. Holder") shall deliver to Issuer and Agent two copies of U.S. IRS form W-9 (certifying it is entitled to an exemption from U.S. backup withholding tax) or any subsequent versions thereof or successors thereto properly completed and duly executed by such U.S. Holder claiming (to the extent entitled thereto) complete exemption from U.S. backup withholding tax on all payments by the Issuer under this Indenture, and any other form reasonably requested by Issuer. Such forms shall be delivered by each Non-U.S. Holder or U.S. Holder on or before the date it becomes a party to this Indenture, and on or before the date, if any, such Non-U.S. Holder or U.S. Holder changes its applicable lending office by designating a different lending office (the "New Lending Office"). In addition, each Non-U.S. Holder and each U.S. Holder shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Holder or such U.S. Holder, promptly after the occurrence of any event requiring a change in the most recent form or certification previously delivered by such Non-U.S. Holder or such U.S. Holder to the Issuer and the Agent, and promptly upon the request of the Issuer or the Agent. Each Non-U.S. Holder and U.S. Holder shall promptly notify the Issuer and the Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certificate to the Issuer and the Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

                  The Issuer shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Issuer. Copies of such documentation shall be made available to the Holders or the Paying Agent, as applicable, upon request therefor.

                  All references in this Indenture to principal of and interest on the Notes shall include any Additional Amounts payable by the Company in respect of such principal and such interest.

                  SECTION 3.09. Offer to Purchase by Application of Excess Proceeds.

                  In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (f) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered, for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the principal of the Notes to be purchased on a pro rata basis; and

                  (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before 10:00 a.m. on the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                              ARTICLE IV COVENANTS

                  SECTION 4.01.     Payment of Notes.

                  The Issuer shall pay or cause to be paid the principal of and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal and interest, if any, then due.

                  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  SECTION 4.02.     Maintenance of Office or Agency.

                  The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

                  SECTION 4.03.     Reports.

                  So long as any Notes are outstanding and until the Company becomes subject to SEC reporting requirements, the Company will distribute to the Holders, (i) quarterly unaudited financial statements beginning with the first full fiscal year after the date of this Indenture, and

(ii) annual audited financial statements beginning with the fiscal year ended December 31, 2003. Additionally, until the Company becomes subject to SEC reporting requirements, the Company will ensure that there is publicly available the information concerning the Company specified in Rule 144(c)(2) under the Securities Act.

                  The Company shall also use its reasonable commercial efforts to ensure that the information concerning the Company required pursuant to Rule 15c2-11 under the Exchange Act is available to brokers and dealers; provided, that this sentence shall not be interpreted to require the Company to make available audited financial statements sooner than otherwise required by this Indenture or by applicable Law.

                  SECTION 4.04.     Compliance Certificate, Etc.

                  (a) Compliance Certificate. The Issuer on behalf of itself and each Guarantor shall deliver to the Trustee (to the extent that such Guarantor is so required under the TIA), upon the Trustee's written request within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Debtor Parties have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Debtor Parties have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Security Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Debtor Parties are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Debtor Parties are taking or propose to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                  (b) Reports from Independent Accountants. So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation in the United States) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV, V or VI hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) Notice of Defaults. In the event that any Debtor Party becomes aware of any events which would constitute a Default or Event of Default, the Company within five Business Days after it becomes aware thereof, shall give to the Trustee written notice of such events, their status and the nature of any actions taken or proposed to be taken by the Company in respect of such events.

                  SECTION 4.05.     Taxes.

                  Without prejudice to the Security Documents, the Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments and governmental charges levied except such as are contested in good faith and by appropriate proceeding or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                  SECTION 4.06.     Stay, Extension and Usury Laws.

                  Each of the Issuer and the Guarantors agrees (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein or any payments required under any Security Documents, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.07.     Restricted Payments.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in the preceding clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) in the case of clauses (i), (ii) and (iii) above, and, in the case of any Restricted Investment that is not an Investment in a Permitted Business, the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries and any Permitted Investments made pursuant to clause (g) of the definition of Permitted Investments after the date of this Indenture (excluding Restricted Payments permitted by clauses
         (ii), (iii), (iv), (vi) and (vii) of the next succeeding paragraph), is less than the sum, without duplication, of

                           (i) the remainder of (A) 100% of the cumulative
                  Consolidated Cash Flow (or, in the case Consolidated Cash Flow shall be negative, less 100% of such deficit) for the period (taken as one accounting period) beginning on the first day of the fiscal quarter of the Company following the date of this Indenture and ending on the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment minus (B) the product of 1.5 times the cumulative Consolidated Interest Expense from the first day of the fiscal quarter of the Company following the date of this Indenture through the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment, plus

                           (ii) 100% of the aggregate net cash proceeds and the
                  fair market value (as determined in good faith by the Board of Directors) of property and assets received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company), plus the amount of cash or the fair market value (as determined above) of property or assets received by the Company or any Restricted Subsidiary upon such conversion or exchange, plus

                           (iii) the aggregate amount equal to (x) dividends,
                  distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than GCL, the Company or any Restricted Subsidiary of the Company, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses
                  (x), (y) or (z) the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the date of this Indenture, plus

                           (iv) to the extent that any Restricted Investment
                  that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the amount of proceeds (net of any cost of disposition) from such sale or liquidation.

                  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Guarantor or of Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, retirement, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $50.0 million in any twelve-month period (with unused amounts being carried over to succeed twelve-month periods, subject to a maximum of $25.0 million in any twelve-month period); (vi) required dividend payments on the New Preferred Shares at the rate applicable to such shares on the date of this Indenture; (vii) Investments made with the net cash proceeds received from an Equity Offering made by the Company (provided that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded from clause (c)(ii) of the preceding paragraph) plus 50% of the net gain realized and not otherwise included in Consolidated Cash Flow from the sale of Restricted Investments; [(viii) the payment of any dividend or the making of any distribution to GCL by the Company or any Restricted Subsidiary to pay or permit GCL to pay any GCL Expenses or any Related Taxes;] and (ix) other Restricted Payments in an aggregate amount not to exceed $50.0 million.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors of the Company (such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $50.0 million.

                  SECTION 4.08.     Certain Dividend and Other Payment
                                    Restrictions.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its

Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries.

                  Notwithstanding the foregoing, the provisions of the preceding paragraph will not apply to encumbrances or restrictions existing under or by reason of:

                  (a) Existing Indebtedness as in effect on the date of this Indenture;

                  (b) agreements as in effect as of the date of this Indenture;

                  (c) Indebtedness incurred in accordance with clause (g), (h),
         (i), (k), or (n) of the second paragraph of Section 4.09 hereof, provided that such encumbrances or restrictions are customary with respect to such types of Indebtedness (as determined in good faith by the Chief Financial Officer of the Company) and provided further that the provisions of such Indebtedness do not prohibit payments by the Company of principal, premium, interest and Additional Amounts pursuant to the terms of the Notes and this Indenture;

                  (d) agreements governing the Working Capital Facility or the security documents related thereto, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that encumbrances or restrictions in the Working Capital Facility and such security documents and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings do not affect the Company's or any Guarantor's ability to make any anticipated principal or interest payments on the Notes or the ability of the Issuer or any Guarantor to make payments to effect any redemption or repurchase of the Notes that may be required under this Indenture or the Notes;

                  (e) this Indenture, the Notes, the Note Guarantees and the Security Documents;

                  (f) applicable law;

                  (g) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in affect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that in the case of Indebtedness, such ,Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

                  (i) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (j) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (k) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (l) Liens securing Indebtedness otherwise permitted to be Incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Liens;

                  (m) provisions with respect to the disposition or distribution of property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

                  (n) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

                  SECTION 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly Incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, provided that the Company may Incur Indebtedness or issue shares of Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or Preferred Stock if either:

                  (i) the Company's Consolidated Leverage Ratio is less than ___ to 1; or

                  (ii) the Consolidated Capital Ratio is ___.

                  Notwithstanding the foregoing, the provisions of the preceding paragraph will not apply to the Incurrence of any of the following items of
Indebtedness:

                  (a) the Incurrence by the Issuer and any Guarantor of Indebtedness under the Working Capital Facility in an aggregate principal amount at any one time outstanding under this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $150,000,000;

                  (b) the Incurrence by the Company and its Restricted Subsidiaries of Indebtedness in existence on the date of this Indenture;

                  (c) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes to be issued on the date of this Indenture and the Note Guarantees in connection therewith;

                  (e) the Incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

                  (f) the Incurrence of Indebtedness by the Company to any Restricted Subsidiary or Indebtedness of any Restricted Subsidiary to the Company or any other Restricted Subsidiary (but only for so long as such Indebtedness is held by the Company or such Restricted Subsidiary);

                  (g) the Incurrence by the Company or any of its Restricted Subsidiaries of Capital Lease Obligations (other than leases of backhaul services), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

                  (h) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to acquisitions of capacity made in the ordinary course of business;

                  (i) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company; provided, however, that at the time such Restricted Subsidiary is acquired by the Company (giving effect to such acquisition), the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the immediately preceding paragraph;

                  (j) the Incurrence by the Company or any Restricted Subsidiary of Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 100% of the cost of construction, installation, acquisition, lease, development, design, engineering, financing, testing, start-up, upgrade, completion or improvement of assets (together with related costs and expenses) used in this business of the Company or such Restricted Subsidiary;

                  (k) the Incurrence by the Company or any of its Restricted Subsidiaries of revolving credit Indebtedness in an aggregate amount not to exceed $200.0 million at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (m); and

                  (l) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this
         Section 4.09.

                  (m) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Hedging Obligations that is Incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, or for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

                  (n) the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness not otherwise permitted to be Incurred pursuant to this Section 4.09 in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (p), not exceeding $50.0 million; and

                  (o) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred pursuant to the first paragraph of this Section 4.09 or clauses (a), (b), (c), (f), (h), (l), (m), (n) or
         (o) of this paragraph.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

                  SECTION 4.10.     Asset Sales.

                  Except as set forth in the fifth paragraph below, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) the fair market value is determined by the Company's Board of Directors and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee; and

                  (3) at least 70% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

                           (A) any liabilities (as shown on the Company's or
                  such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                           (B) any securities, notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

                  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option: :

                  (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (3) to make a capital expenditure; or

                  (4) to acquire other long-term assets that are used or useful in a Permitted Business.

                  Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consumption of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  Notwithstanding the first four paragraphs of this Section 4.10, upon any sale of GCUK or Global Marine by the Company or any of its Subsidiaries, (i) the Company (or such Subsidiary, as the case may be) shall ensure that the consideration received at the time of such sale is at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company (including as to the value of all non-cash consideration) and set forth in an Officers' Certificate delivered to the Trustee) of the property or Equity Interests issued or sold or otherwise disposed of, (ii) at least 70% of the consideration therefor shall be in the form of cash and/or Cash Equivalents and (iii) such Net Proceeds shall be applied in accordance with Section 3.09 hereof.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.

                  SECTION 4.11.     Transactions with Affiliates.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of less than $50.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with the preceding clause (a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors, and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view from an accounting, appraisal or investment banking firm of recognized national standing.

                  Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

                  (a) the receipt by any Affiliate who is an individual serving as a director, officer or employee of the Company or any of its Restricted Subsidiaries of reasonable compensation for his or her services in such capacity;

                  (b) transactions between or among the Company and its Restricted Subsidiaries;

                  (c) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (d) any transaction entered into in the ordinary course of business between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate (provided that in the case of this clause (d), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party);

                  (e) (i) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans, (ii) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities to employees, officers or directors in the ordinary course of business, (iii) any transaction with an officer or director in the ordinary course of business not involving more than $250,000 in any one case, or (iv) Management Advances and payments in respect thereof;

                  (f) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (g) Affiliate Transactions in effect or approved by the Board of Directors on the date of this Indenture, including any amendments thereto (provided that the terms of such amendments are not materially less favorable to the Company or the relevant Restricted Subsidiary than the terms of such agreement prior to such amendment), (i) transactions with respect to capacity or dark fiber between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate (provided that in the case of this clause (i), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of sales and marketing services, operations, administration and maintenance services or development services for which the Company or such Restricted Subsidiary receives a fair rate of return (as determined by the Board of Directors and set forth in an Officers Certificate delivered to the Trustee) above its expenses of providing such services;

                  (h) were AGC and PCL to be deemed affiliates during their pending insolvency proceedings, any transactions between the Company and or a Restricted Subsidiary and AGC and PCL during such proceedings; and

                  (i) Restricted Payments that are permitted by Section 4.07 hereof.

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

                  SECTION 4.12.     Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture, the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are not longer secured by a Lien.

                  SECTION 4.13.     Sale and Leaseback Transactions.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction, provided that any Debtor Party may enter into a sale and leaseback transaction if (a) such Debtor Party could have (i) Incurred Indebtedness under Section 4.09 hereof in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is treated as an Asset Sale, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

                  SECTION 4.14.     Offer to Repurchase Upon Change of Control.

                  (a) Change of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to purchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided that the Issuer shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described in Section 3.07 hereof. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 4.14, the Issuer will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

                  (b) Change of Control Payment Date. On the Change of Control Payment Date, the Issuer will, to the extent lawful, (l) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Offers by Third Parties. Notwithstanding anything to the contrary in this Section 4.14, the Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  SECTION 4.15.     Guarantee Supplements.

                  If any Restricted Subsidiary guarantees any Debt Securities issued by the Company, then (i) the Company shall promptly notify the Trustee of such guarantee, (ii) the Trustee shall, in turn, notify each Holder and (iii) the Company shall cause this Indenture to be amended to make such Restricted Subsidiary a Guarantor hereunder. Prior to the execution of such amendment, each such Restricted Subsidiary required to become a Guarantor pursuant to the provisions of this Section 4.15 shall be deemed a Guarantor for purposes of determining the rights and obligations hereunder.

                  SECTION 4.16.     Payments for Consent.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any of the Security Documents unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend such terms or provisions of this Indenture, the Notes or the Security Documents in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  SECTION 4.17 Designation of Restricted and Unrestricted Subsidiaries.

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under Section 4.07 or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

               ARTICLE V  CONSOLIDATION, MERGER AND SALE OF ASSETS

                  SECTION 5.01.     Merger, Consolidation, or Sale of Assets.

                  The Company will not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the property or assets of the Company in one or more related transactions, to another Person unless: (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country in the European Union; (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under its Note Guarantee, this Indenture and the Security Documents pursuant to agreements in form and substance satisfactory to the Trustee; (c) immediately after such transaction no Default or Event of Default exists; and (d) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (a) will, immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof or (b) would, together with its Restricted Subsidiaries, have a higher Consolidated Leverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Consolidated Leverage Ratio of the Company and its Restricted Subsidiaries immediately prior to that transaction. The Company will not, directly or indirectly, lease all or substantially all of its property or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 will not be applicable to a sale, assignment, transfer, conveyance or other disposition of property between or among the Company and the Guarantors.

                  SECTION 5.02.     Successor Entity Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition described in Section 5.01 hereof, the successor entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Security Documents referring to the Company shall refer instead to the successor entity and not to the Company), and may exercise every right and power of the Company under this Indenture and the Security Documents with the same effect as if such successor Person had been named as the Company herein and therein, provided that the predecessor Company shall not be relieved from its obligations in respect of the Notes or the Note Guarantee, as applicable, except in the case of a sale of all of the Company's and its Subsidiaries' property that meets the requirements of Section 5.01 hereof.

                          ARTICLE VI SECURITY DOCUMENTS

                  SECTION 6.01.     Collateral and Security Documents.

                  (a) Execution of Security Documents. On the Issue Date, the Debtor Parties and the Trustee will enter into one or more security agreements, pledge agreements, assignments, mortgages or other similar instruments or documents as shall be necessary in order that the Trustee shall enjoy, for the benefit of the Trustee and the Holders, a lien and security interest on all of the property of the Debtor Parties described in the definition of "Collateral" in Section 1.01 hereof, now existing or hereafter arising, and wherever located. Concurrently with the execution and delivery of the agreements, assignments, mortgages and other instruments or documents referred to above, the Debtor Parties will furnish to the Trustee the Opinions of Counsel and other documents and instruments referred to in Section 6.02(c) hereof.

                  The Trustee and the Debtor Parties hereby acknowledge and agree that the Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of this Indenture and the Security Documents and the Debtor Parties, pursuant to this Indenture as well as the Security Documents, hereby grant to the Trustee for the ratable benefit of the Holders a security interest in the Collateral. Each Holder, by accepting a Note, shall be deemed to have agreed to all the terms and provisions of the Security Documents.

                  (b) Equal and Ratable Lien. As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

                  (c) Use of Collateral. In the absence of an Event of Default, and subject to the provisions of this Indenture and the applicable Security Documents, the Debtor Parties shall be suffered and permitted to possess, charter, lease, use, manage, operate and enjoy the Collateral (other than any cash or Cash Equivalents for any payment on or redemption or purchase of any Notes).

                  (d) Authorization to Trustee. The Trustee is hereby authorized and directed to enter into each of the Security Documents contemplated hereby and to perform all of the obligations of the Trustee thereunder.

                  SECTION 6.02.     Maintenance of Security Interests.

                  (a) Maintenance and Preservation of Liens. The Debtor Parties will take or cause to be taken all action required to maintain, preserve and protect the Liens on the Collateral granted by this Indenture and the Security Documents, including causing any Security Document, instruments of further assurance and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times to be kept recorded, registered and filed, and will execute and file statements and cause to be issued and filed statements, all in such manner and in such places and at such times as are prescribed in the Security Documents or in this Indenture and as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to the Collateral.

                  Without limiting the generality of the foregoing, if after the Issue Date the Company or any of its Subsidiaries shall create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its property securing the Working Capital Facility, the Company shall, or shall cause its Subsidiary to, as the case may be, (i) execute and file, as applicable, any and all further Security Documents and other instruments required under applicable law, upon substantially the same terms as the security documents securing the Working Capital Facility, as shall be necessary to effectuate a second-priority Lien upon such property for the benefit of the Holders, unless such second-priority Lien cannot be effectuated under applicable law and (ii) deliver an Opinion of Counsel reasonably satisfactory to the Trustee that such Security Documents are valid, binding and enforceable obligations, it being understood that in no event will the Working Capital Facility be entitled to the benefit of any Liens on the assets of, or Equity Interests in, GCUK, Global Marine or their respective Subsidiaries.

                  (b) Recording and Filing Fees. The Debtor Parties will, from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance.

                  (c) Confirmatory Action Regarding Liens. The Debtor Parties will furnish to the Trustee:


                  (i) as a condition precedent to the execution and delivery by the Trustee on the Issue Date of this Indenture and the Security Documents, Opinions of Counsel in New York and applicable foreign jurisdictions as to (1) the validity, enforceability, priority and perfection of the security interests granted to the Trustee under the Security Documents, (2) the due organization of the Issuer and the Guarantors, (3) the due authorization, execution and enforceability of this Indenture and the Security Documents and (4) such other matters as the Trustee may reasonably request;

                  (ii) promptly after the execution and delivery of this Indenture, the Security Documents, each amendment or supplement to a Security Document or other instrument of further assurance, an Opinion or Opinions of Counsel stating that, in the opinion of such counsels, this Indenture, the Security Documents, any such amendment or supplement to a Security Document and other instruments of further assurance have been properly recorded, endorsed, registered and filed, or have been received for record, filing or registration, to the extent necessary to make effective and perfect the Liens intended to be created by this Indenture and the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective;

                  (iii) on or before January 1 in each year beginning with January 1, 2004, an Opinion or Opinions of Counsel, dated as of such date, (A) either stating that, in the opinion of such counsels, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, the Security Documents, of all amendments or supplements to the Security Documents, financing statements, continuation statements or other instruments of further assurances as is necessary to maintain the Lien of this Indenture and the Security Documents (including the Lien on any property acquired by the Issuer or any Guarantor since the end of the preceding calendar year) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and (B) stating that all fees required to be paid under each Security Document have been paid; and

                  (iv) from time to time, notice of any recording, registration, filing, payment or other action taken in accordance with the provisions of Section 6.02(a) hereof, in each case as promptly as practicable after taking any such action.

                  (d) Insurance. The Company will cause all casualty insurance maintained by the Company or any of the other Debtor Parties with respect to any of the Collateral to designate the Trustee as the loss payee thereof, as its interests may be, and shall provide copies of any such policies (showing such designation) to the Trustee on the Issue Date and annually thereafter on each January 1, beginning with January 1, 2004, shall deliver an Officers' Certificate, together with copies of appropriate endorsements, showing that such designation continues to in effect.

                  (e) Amendments to Security Documents. The Company will not, and will not permit any Subsidiary to, take or omit to take any action which action or omission might or would have the result of impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders, and the Company shall not, and shall not permit any Subsidiary to, grant to any Person other than the Trustee, for the benefit of the Trustee and the Holders, any interest whatsoever in any of the Collateral, except as expressly permitted under this Indenture and the Security Documents, provided that nothing herein shall be deemed to prohibit any amendment, modification or supplement of this Indenture or any Security Document (i) in order to effectuate the subordination of the Lien of the Security Documents to any Lien securing the Working Capital Facility as contemplated by Section 6.03 hereof or (ii) in connection with the release by the Trustee of any Lien upon any property of the Company or any Subsidiary that are the subject of a sale or other disposition (including any Asset Sale) permitted hereunder, to the extent such release is required pursuant to Section 6.04 hereof.

                  SECTION 6.03.     Subordination to Working Capital Facility.

                  The Liens created pursuant to the Security Documents shall be subject to no other Lien other than (a) in the case of any Collateral, Permitted Liens referred to in clauses (e), (h) or (k) of the definition of such term in
Section 1.01 hereof and (b) in the case of the Senior Collateral, Liens securing the obligations of the Debtor Parties under and in respect of the Working Capital Facility. In the event that the Company shall at any time Incur Indebtedness in respect of the Working Capital Facility and such Indebtedness shall be secured by any of the property of the Company or any of its Subsidiaries, the Trustee shall, upon receipt of an Issuer Order to such effect, execute and deliver an Intercreditor Agreement in substantially the form of Exhibit C hereto, together with such other documents and instruments as shall be necessary to effect the subordination of the Liens of the Security Documents to the Liens securing the Working Capital Facility, insofar as relating to the Senior Collateral, in each case to the extent set forth in an Issuer Order and an Opinion of Counsel.

                  SECTION 6.04.     Release of Liens.

                  (a) Release Upon Disposition. So long as no Default or Event of Default has occurred and is continuing, upon any Asset Sale in compliance with the provisions of this Indenture and the Security Documents (including the provisions of Section 3.09 and 4.10 hereof), Collateral which was the subject of such a sale or other disposition shall be released from the Lien and security created by this Indenture and the Security Documents in accordance with the provisions of this Indenture, the Security Documents and the Trust Indenture Act.

                  In addition, so long as no Default or Event of Default has occurred and is continuing, upon any Asset Sale that results in any Guarantor no longer being a Subsidiary of the Company, such Guarantor shall be released from its obligations under its Note Guarantee and from the Lien and security created by this Indenture and the Security Documents in accordance with the provisions of this Indenture, the Security Documents and the Trust Indenture Act.

                  (b) Execution by Trustee of Releases. Upon the request of the Company and pursuant to an Officers' Certificate and an Opinion of Counsel (to be provided at the sole cost and expense of the Company) certifying that all conditions precedent hereunder to any Asset Sale have been met and setting forth the aggregate amount of the Net Cash Proceeds to be received upon such Asset Sale, then upon the satisfaction of such conditions precedent hereunder, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release reasonably required to effect the release of any Collateral and, if applicable, any Note Guarantee as provided in paragraph (a) above.

                  (c) No Impairment of Continuing Security. The release of any Collateral from the Lien of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof, if and to the extent Collateral is released pursuant to the terms hereof and of the Security Documents. To the extent applicable, the Issuer and any Guarantor shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Lien of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by any Officer of the Company, provided that, to the extent required by Section 314(d) of the Trust

Indenture Act, any such certificate or opinion shall be made by an "independent appraiser" or other "expert" (as such terms are set forth in Section 314(d) of the Trust Indenture Act).

                        ARTICLE VII DEFAULT AND REMEDIES

                  SECTION 7.01.     Events of Default.

                  The following events shall, so long as the same shall have occurred and be continuing, constitute "Events of Default" hereunder:

                  (a) default for 30 days in the payment when due of interest on the Notes;

                  (b) default in the payment when due of the principal of the Notes;

                  (c) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.07, 4.09, 4.10 or 4.14 for 30 days after notice;

                  (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or any of the Security Documents;

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default permits the holder or holders of such Indebtedness (or any agent or trustee on their behalf) to immediately declare such Indebtedness to be due and payable (without any notice, other than demand for payment, or lapse of time) to the extent that the aggregate amount of such Indebtedness in respect of such defaults occurs is $50.0 million or more;

                  (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $50.0 million or more (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days;

                  (g) except as provided by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

                  (h) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

         (i)      commences a voluntary case,

         (ii) consents to the entry of an order for relief against it in an involuntary case,

         (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

         (iv) makes a general assignment for the benefit of its creditors, or

         (v)      generally is not paying its debts as they become due;

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Restricted Subsidiaries,

         (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

         (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 days; or

                  (j) Any of the following shall occur: (i) the Liens created by the Security Documents shall at any time, with respect to any material portion of the property of the Debtor Parties taken as a whole, not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Trustee for the benefit of the Holders hereunder, free and clear of all other Liens (other than Liens permitted under Section 4.12 hereof or under the respective Security Documents); (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated, or shall cease to be in full force and effect, with respect to any material portion of the property of the Debtor Parties taken as a whole; or (iii) any Liens created thereunder shall be declared invalid or unenforceable or any Debtor Party shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

                  SECTION 7.02.     Acceleration.

                  If any Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee or the Holders of a majority in aggregate principal amount of the then-outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in paragraph (i) or (j) of Section 7.01 hereof with respect to outstanding Notes occurs with respect to any Debtor Party, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                  SECTION 7.03.     Other Remedies.

                  If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  SECTION 7.04.     Waiver of Past Defaults.

                  Subject to Sections 7.02, 7.07 and 10.02 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of and interest on the Notes (including in connection with a required redemption or an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 7.05.     Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

                  SECTION 7.06.     Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to this Indenture to the extent it relates to the Notes, this Indenture or the Security Documents only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee shall have distributed notice of an Event of Default to Holders in accordance with the provisions of this Indenture;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;


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                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  SECTION 7.07.     Rights of Holders of Notes to Receive
                                    Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on such Note on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 7.08.     Collection Suit by Trustee.

                  If an Event of Default specified in Section 7.01(a) or (b) hereof occurs and is continuing with respect to the Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and the Guarantors for the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 7.09.     Trustee May Files Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be paid out of any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of


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reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 7.10.     Priorities.

                  If the Trustee collects any money with respect to any Notes pursuant to this Article VII, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third: to the Debtor Parties or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

                  SECTION 7.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                              ARTICLE VIII TRUSTEE

                  SECTION 8.01.     General.

                  The duties and responsibilities of the Trustee shall be as provided by the TIA and as specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this
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

Indenture and the Security Documents and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VIII.

                  SECTION 8.02. Certain Rights of Trustee; Reliance on Certificate.

                  (a) Reliance by Trustee.  Subject to Sections 315(a) through
         (d) of the TIA:

                  (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person (and the Trustee need not investigate any fact or matter stated in such document);

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 13.04 hereof (and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion);

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute gross negligence or willful misconduct;

                  (vi) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or involving the exercise of any right, duty, trust or power conferred upon the Trustee under the TIA or this Indenture; and

                  (vii) the Trustee shall not be charged with knowledge of (A) any Default or Event of Default, (B) the identity of any Subsidiary or
         (C) of the existence of any Change of Control or Asset Sale, unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received written notice thereof from the Issuer or any Holder.

                  (b) Instructions by Beneficial Owners of Notes.
Notwithstanding the provisions of the foregoing paragraph (a), the Trustee, in receiving instructions of Holders, shall




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

be entitled to rely and shall follow the instruction of any Person that it reasonably believes to be a Beneficial Owner of Notes, provided that such instruction is accompanied by (i) an officer's certificate of such Beneficial Owner, stating the outstanding principal amount of Notes beneficially held by it, and (ii) an indemnity agreement (if such indemnity is otherwise required under the provisions of this Indenture) in form reasonably satisfactory to the Trustee, executed by such Person agreeing to indemnify the Trustee against claims, damages and losses incurred in reliance on said officer's certificate.

                  SECTION 8.03.     May Hold Notes.

                  The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 310(b) and 311 of the TIA.

                  SECTION 8.04.     Trustee's Disclaimer.

                  The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes and (b) shall not be responsible for any statement in the Notes other than its certificate of authentication.

                  SECTION 8.05.     Notice of Default.

                  If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in
Section 313(c) of the TIA notice of the Default or Event of Default within 90 days after the same shall occur and become known to the Trustee, unless such Default or Event of Default has been cured, provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

                  SECTION 8.06.     Reports by Trustee to Holders.

                  Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder as provided in Section 313(c) of the TIA a brief report, dated as of such May 15, if required by Section 313(a) of the TIA. The Trustee shall also comply with TIA
Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.



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                  SECTION 8.07.     Compensation and Indemnity.

                  (a) Compensation. The Issuer shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  (b) Indemnification. Subject to Sections 3.15(a) through (d) of the TIA, the Issuer shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the execution, acceptance or administration of this Indenture and its duties under this Indenture, the Notes and the Security Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Notes and the Security Documents.

                  (c) Lien of Trustee. To secure the Issuer's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Notes on all money or other property held or collected by the Trustee, in its capacity as Trustee, except money or other property held in trust to pay principal of and interest on particular Notes.

                  (d) Expenses During Bankruptcy. If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in
Section 7.01(h) or (i) hereof, the expenses and the compensation for the services shall be intended to constitute expenses of administration under the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                  (e) Survival. The provisions of this Section 8.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture or the Security Documents.

                  SECTION 8.08.     Replacement of Trustee.

                  (a) Effectiveness of Resignation or Removal. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

                  (b) Resignation and Removal. The Trustee may resign by so notifying the Issuer in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Issuer. The Issuer may remove the Trustee if:

                  (i)   the Trustee fails to comply with Section 8.10 hereof;

                  (ii)  the Trustee is adjudged a bankrupt or an insolvent;

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

                  (iii) a receiver or other public officer takes charge of
                        the Trustee or its property; or

                  (iv)  the Trustee becomes incapable of acting.

                  (c) Appointment of Successor. If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) Acceptance by Successor. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 8.07 hereof, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  (e) Removal by Court. If the Trustee fails to comply with
Section 8.10 hereof, any Holder who satisfies the requirements of Section 310(b) of the TIA may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Rights of Retiring Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuer's obligation under
Section 8.07 hereof shall continue for the benefit of the retiring Trustee.

                  SECTION 8.09.     Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                  SECTION 8.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1)(2) and(5) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee and the Issuer shall comply with Section 310(b) of the TIA, provided that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met, provided that nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the TIA.

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

                  SECTION 8.11.     Money Held in Trust.

                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


                  SECTION 8.12.     Withholding Taxes.

                  The Trustee, as Paying Agent for the Issuer, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto to the extent that the Trustee has been specifically instructed by the Issuer that stated amounts for taxes should be withheld, pursuant to the Issuer's obligations as contemplated by Section 3.08 hereof. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever it has been so instructed that any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, (i) shall withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, (ii) shall file in a timely manner any necessary withholding tax returns or statements that it is required to file by law, and (iii) as promptly as possible after the payment thereof, it shall deliver to each Holder such documentation (if any) as it may be required by law to deliver, showing the payment thereof.

                  SECTION 8.13. Preferential Collection of Claims Against the Issuer.

                  The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

               ARTICLE IX LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 9.01 Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article IX.

                  SECTION 9.02      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2)


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

below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 9.04 hereof;

                  (2) the Company's obligations with respect to such Notes under
         Article II and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

                  (4) this Article IX.

                  Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

                  SECTION 9.03      Covenant Defeasance.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17
hereof and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(c) through 7.01(e) hereof will not constitute Events of Default.



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                  SECTION 9.04      Conditions to Legal or Covenant Defeasance.

                  In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 9.02 or 9.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of an election under Section 9.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (A) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been
                  a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 9.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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

                  (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  SECTION 9.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the "Trustee") pursuant to Section 9.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Notwithstanding anything in this Article IX to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 9.06      Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee


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thereof, will thereupon cease; provided, however, that the Trustee or such
Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 9.07      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  ARTICLE X  AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 10.01.    Without Consent of Holders.

                  The Debtor Parties, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Security Documents without notice to or the consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency in this Indenture or any Security Document, provided that such amendments or supplements shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of the Holders in any material respect;

                  (ii)  to comply with Article V hereof;

                  (iii) through the execution and delivery one or more Guarantee Supplements;

                  (iv) to provide additional security for the Notes;

                  (v) to add to the covenants of the Debtor Parties for the benefit of the Holders or to surrender any right or power conferred upon the Debtor Parties;

                  (vi) to make any change that does not, as evidenced by an Opinion of Counsel, adversely affect the rights of any Holder of the Notes;

                  (vii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;



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                  (viii) to evidence and provide for the acceptance of
         appointment hereunder by a successor Trustee in accordance with the terms of this Indenture; or

                  (ix) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or the Security Documents, or to subject additional property to the Lien of this Indenture or the Security Documents.

                  After an amendment, supplement or waiver under this Section
10.01 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer shall mail copies of any such amendment, supplement or waiver to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                  SECTION 10.02.    Consent of Holders.

                  (a) Consent by Majority Holders. Without prior notice to the Holders, the Debtor Parties, when authorized by their respective Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Notes or the Security Documents with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of at least a majority of the principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by any Debtor Party with any provision of this Indenture, the Notes or the Security Documents, provided that the Holders of at least 85% in aggregate principal amount of the Notes then outstanding shall be required to release any substantial portion of Collateral from the Lien of the Security Documents.

                  (b) Consent by Each Holder. Notwithstanding the provisions of paragraph (a) of this Section 10.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 7.04 hereof, may not:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest on any Note;

                  (iii) reduce the principal of or extend the Stated Maturity of any Note;

                  (iv) change any place of payment where, or the currency in which, any Note or the interest thereon is payable;

                  (v) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (vi) make any change in the amendment provisions or in the waiver provisions of this Indenture (including, without limitation, the provisions of this Article X and



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         Section 7.02 hereof) which require the consent of Holders of all or a specified percentage in principal amount of outstanding Notes;

                  (vii) change the time at which any Note may be redeemed pursuant to Article III hereof; or

                  (viii) amend the provisions of Section 3.09, 4.10 or 4.14 hereof.

                  (c) Form of Consents. It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) Notice of Amendment. After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer shall mail copies of any such amendment, supplement or waiver to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                  SECTION 10.03.    Revocation and Effect of Consent.

                  (a) Notice of Revocation. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

                  (b) Record Dates. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  SECTION 10.04.    Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for a Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms.



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                  SECTION 10.05.    Trustee to Sign Amendments, Etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel (at the cost and expense of the Issuer) meeting the requirements of Section 13.04 hereof and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 10.06.    Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the TIA as then in effect.

                  SECTION 10.07.    Amendments to Security Documents.

                  Except as otherwise provided in Sections 10.01 and 10.02 hereof, the Debtor Parties shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, this Indenture, the Notes or the Security Documents.

                            ARTICLE XI NOTE GUARANTEE

                  SECTION 11.01.    Note Guarantee.

                  Subject to this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  The obligations of the Guarantors under this Article XI are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other




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circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Article XI that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein, shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Trustee as security for any of the Guaranteed Obligations (including pursuant to any of the Security Documents) shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Trustee or any Holder exhaust any right, power or remedy or proceed against the Issuer under this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein, or against any other Person (including any other Guarantor hereunder) under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VII hereof, such



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obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

                  SECTION 11.02.    Limitation on Guarantor Liability.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to any this Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article XI shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

                  SECTION 11.03.    Rights of Contribution.

                  The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the property, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 11.03 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article XI and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 11.03, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all property of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all property of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Issuer



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and the Guarantors hereunder and under the Security Documents) of all of the
Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the Issue Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

                     ARTICLE XII SATISFACTION AND DISCHARGE

                  SECTION 12.01     Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1)      either:

                           (A) all Notes that have been authenticated (except
                  lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                           (B) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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                  Notwithstanding the satisfaction and discharge of this
Indenture, if money has been deposited with the Trustee pursuant to subclause
(b) of clause (1) of this Section, the provisions of Section 12.02 and Section
9.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 9.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

                  SECTION 12.02     Application of Trust Money.

                  Subject to the provisions of Section 9.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                           ARTICLE XIII MISCELLANEOUS

                  SECTION 13.01.    Trust Indenture Act of 1939.

                  This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, incorporate and be governed by such provisions.

                  SECTION 13.02.    Notices.

                  (a) Addresses for Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

         if to the Issuer or any Guarantor:

                  [to be provided]
                  Attention:  [to be provided]
                  Facsimile:  [to be provided]



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         if to the Trustee:

                  [to be provided]
                  Attention:  [to be provided]
                  Facsimile:  [to be provided]


                  The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (b) Mailing of Notices. Any notice or communication mailed to a Holder shall be mailed to him/her at his/her address as it appears on the Note Register by first class mail and shall be sufficiently given to him/her if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                  (c) Effectiveness of Notices. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  (d) Waiver of Notice Requirements. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  (e) Alternative Methods of Notification. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 13.03. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the
Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                  SECTION 13.04.    Statements Required in Certificate or
                                    Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:



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                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (c) a statement that, in the opinion of such person, he/she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request.

                  SECTION 13.05.    Rules by Trustee, Paying Agent or Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 13.06.    Payment Date Other Than a Business Day.

                  If an Interest Payment Date, redemption date, Change of Control Payment Date, Excess Proceeds Payment Date or Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Change in Control Payment Date, Purchase Date, or redemption date, or at the Stated Maturity or date of maturity of such Note, provided that no interest shall accrue for the period from and after such Interest Payment Date, Change in Control Payment Date, Purchase Date, redemption date, Stated Maturity or date of maturity, as the case may be.

                  SECTION 13.07.    Governing Law.

                  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE NOTES AND, TO THE EXTENT PROVIDED THEREIN, THE SECURITY DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 13.08.    No Adverse Interpretation of Other
                                    Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

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                  SECTION 13.09.    No Recourse Against Others.

                  Except for the Note Guarantee provided for in Article XI hereof, no director, officer, employee, incorporator or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes or this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder of any of the Guarantors shall have any liability for any obligations of the Guarantors under the Note Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting Notes, waives and releases all such liabilities. Such waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  SECTION 13.10.    Successors.

                  All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind its successors by way of merger, amalgamation or otherwise. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 13.11.    Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 13.12.    Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.13.    Qualification of Indenture.

                  The Issuer shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees for the Issuer, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and printing this Indenture. The Trustee shall be entitled to receive from the Issuer any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 13.14.    Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.



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                  SECTION 13.15.    Consent to Jurisdiction.

                  Each Debtor Party hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of or relating to this Indenture or any of the transactions contemplated hereby, and the each Debtor Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each Debtor Party hereby (to the fullest extent it may effectively do so) irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, or that this Indenture or the subject matter hereof may not be enforced in such courts. Each Debtor Party hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States, as its agent to receive on behalf of such Debtor Party and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to this Indenture to which such Debtor Party is a party. Such service may be made by mailing or delivering a copy of such process to an Debtor Party in care of the Process Agent at the Process Agent's above address, and each Debtor Party hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. As an alternative method of service, each Debtor Party also irrevocably consent to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to such Debtor Party at its address specified in Section 13.02 hereof. Each Debtor Party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 13.15 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against any Debtor Party or its property in the courts of any other jurisdictions.

                  SECTION 13.16.    Judgment Currency.

                  The Issuer shall indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which such Holder on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                             ISSUER
                             ------

                             GLOBAL CROSSING NORTH AMERICA

                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                             GUARANTORS
                             ----------

                             [NAME OF NEW GLOBAL CROSSING
                               HOLDING COMPANY]


                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                             [Names of additional Guarantors to be inserted]


                             TRUSTEE
                             -------

                             WELLS FARGO BANK MINNESOTA,
                             NATIONAL ASSOCIATION,
                              as Trustee

                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:




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